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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF EVEREST GROUP

The following is a list of subsidiaries of Everest Reinsurance Group, Ltd., giving effect to the proposed restructuring:

Name of Subsidiary                                 Jurisdiction of Incorporation
------------------                                 -----------------------------
Everest Reinsurance Holdings, Inc.................           Delaware
  Everest Reinsurance Company.....................           Delaware
    Everest Indemnity Insurance Company...........           Delaware
    Everest Insurance Company of Canada...........            Canada
    Everest National Insurance Company............            Arizona
      WorkCare, Inc...............................             Texas
    Everest Re Holdings, Ltd......................            Bermuda
      Everest Re Ltd..............................        United Kingdom
  Mt. McKinley Managers, L.L.C....................          New Jersey
    WorkCare Southeast, Inc.......................            Alabama
    WorkCare Southeast of Georgia, Inc............            Georgia
Everest Reinsurance (Bermuda), Ltd................            Bermuda
Everest Global Services, Inc......................           Delaware